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                                 Exhibit 21.1

                    List of Subsidiaries of CoorsTek, Inc.

         The following table lists subsidiaries of the Registrant and the respective jurisdictions of their incorporation as of December 31, 2001. All subsidiaries are included in Registrant's consolidated financial statements.

                                                                            State/Country of
           Name                                                               Incorporation
--------------------------                                                 -----------------
CoorsTek, Inc.                                                                  Delaware
         Alumina Ceramics, Inc., dba CoorsTek, Inc.                             Arkansas
         Coors Ceramicon Designs, Ltd., dba Coors Tetrafluor, Inc.              Colorado
         CoorsTek Limited                                                       Scotland
         CoorsTek GmbH                                                          Germany
         Coors Technical Ceramics Company, dba CoorsTek Tennessee, Inc.         Tennessee
         Coors Wear Products, Inc.                                              Colorado
         Wilbanks International, Inc.                                           Oregon
         Edwards Enterprises, dba CoorsTek, Inc.                                California
         CoorsTek Korea Co., Ltd.                                               South Korea
         CoorsTek Worldwide Sales, Inc. (fka CoorsTek Norway, Inc.)             Colorado
         CoorsTek Texas Holding Company                                         Delaware
         CoorsTek Austin, L.P. (Limited Partnership)                            Texas
         CoorsTek International Sales Corporation                               Barbados